UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K/A

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     March 27, 2009 (February 25, 2009)

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                  002-26821            61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 25, 2009, Brown-Forman Corporation (the "Company") filed a Current Report on Form 8-K reporting that effective May 1, 2009, James L. Bareuther will assume the new position of Executive Vice President for Global Business Development and Mark I. McCallum will move into the position of Executive Vice President and Chief Operating Officer.

On March 25, 2009, the Compensation Committee of the Board of Directors of the Company approved certain components of Mr. Bareuther's and Mr. McCallum's compensation for the Company's 2010 fiscal year. Specifically the Committee determined that, effective May 1, 2009: (1) Mr. Bareuther's long-term incentive compensation at target will be $124,500, and (2) McCallum's base salary will be $546,563 and long-term incentive compensation at target will be $625,000. The remaining elements of their fiscal 2010 compensation have not been approved and will be reported subsequently on a Form 8-K, if appropriate. Changes to executive officer compensation arrangements typically have been determined and reported in late July. Fiscal 2009 compensation arrangements between the Company and Messrs. Bareuther and McCallum are set forth and explained in a Current Report on Form 8-K filed July 25, 2008.

Item 9.01.  Financial Statements and Exhibits

 (a)  Not applicable.
 (b)  Not applicable.
 (c)  Exhibits. Not applicable.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   March 27, 2009                     By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President,
                                                Associate General Counsel and
                                                Assistant Corporate Secretary